MARSHALLS OF ROSEVILLE, MINN., INC.
(a wholly-owned subsidiary of Melville Corporation)

Consolidated Financial Statements

September 30, 1995 and October 1, 1994



(With Independent Accountants' Review Report Thereon)

              Independent Accountants' Review Report



To the Board of Directors and Shareholders
Melville Corporation:

We have reviewed the accompanying consolidated balance sheets of Marshalls of Roseville, Minn., Inc. (a wholly-owned subsidiary of Melville Corporation) as of September 30, 1995 and October 1, 1994, and the related consolidated statements of operations, shareholder's equity, and cash flows for three-month and nine-month periods then ended. These consolidated financial statements are the responsibility of Marshalls of Roseville, Minn., Inc.'s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, with the exception of the matter described in the following paragraph, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the consolidated financial statements, they might influence the user's conclusions about the Company's consolidated financial position, results of operations and cash flows. Accordingly, these consolidated financial statements are not designed for those who are not informed about such matters.




                                   /s/KPMG Peat Marwick LLP
Boston, Massachusetts
December 1, 1995




                    MARSHALLS OF ROSEVILLE, MINN., INC.
            (a wholly-owned subsidiary of Melville Corporation)

                        Consolidated Balance Sheets

                  September 30, 1995 and October 1, 1994

                                (Unaudited)

                              (In Thousands)


                               Assets                     1995       1994
Current assets:
   Cash                                             $   15,077 $   17,216
   Accounts receivable, net of allowance for
      doubtful accounts of $880 and $817, in
      1995 and 1994, respectively                       45,058     39,159
   Inventories                                         607,429    593,263
   Prepaid expenses and other current assets             9,004      6,861
   Income tax receivable                                18,714          -

      Total current assets                             695,282    656,499

Property and equipment, net                            439,009    418,992
Capitalized lease assets, net                            5,350      6,760
Goodwill, net                                           28,652     29,818
Deferred charges and other noncurrent assets, net       21,354     23,091

      Total assets                                  $1,189,647 $1,135,160

               Liabilities and Shareholder's Equity

Current liabilities:
   Accounts payable                                 $  243,688 $  204,661
   Accrued expenses                                    135,520    159,493
   Accrued Federal income taxes                              -      8,244
   Due to Parent and other divisions                   154,582     73,333
   Capital lease obligations                             2,461      2,492

      Total current liabilities                        536,251    448,223

Deferred income taxes                                   19,259     12,519
Capital lease obligations                                9,421     11,882
Other liabilities                                        4,167     12,931

Shareholder's equity:
   Common stock, no par value, 100 shares
      authorized and outstanding 1995 and 1994             352        352
   Contributed capital                                 152,839    152,839
   Retained earnings                                   467,358    496,414

      Total shareholder's equity                       620,549    649,605

      Total liabilities and shareholder's equity    $1,189,647 $1,135,160



See accompanying accountants' review report and notes to consolidated financial statements.


                                 MARSHALLS OF ROSEVILLE, MINN., INC.
              (a wholly-owned subsidiary of Melville)

                                Consolidated Statements of Operations

       For the three months ended and nine months ended September 30, 1995 and October 1, 1994

                                             (Unaudited)

                                            (In Thousands)

                                                 Three months ended             Nine months ended
                                             September 30,   October 1,     September 30,   October 1,
                                                     1995         1994              1995         1994
Net sales                                      $  659,634   $  671,077        $1,852,245   $1,902,444

Cost of goods sold                                475,423      448,372         1,310,401    1,265,189

    Gross profit                                  184,211      222,705           541,844      637,255

Selling, general and administrative
  expenses                                        195,666      189,415           561,158      545,970
Depreciation and amortization                      16,050       14,253            45,690       40,221

    Operating income (loss)                       (27,505)      19,037           (65,004)      51,064

Other income (expense):
  Net interest income (expense),
    Parent and other divisions                     (2,500)        (591)           (5,971)        (162)
  Interest expense, third party                        (8)         (23)              (59)        (102)

    Income (loss) before provision
      for income taxes                            (30,013)      18,423           (71,034)      50,800

Provision (benefit) for income taxes               (8,770)       7,351           (28,369)      18,891

    Net income (loss)                          $  (21,243)  $   11,072        $  (42,665)  $   31,909

See accompanying accountants' review report and notes to consolidated financial statements.
                                MARSHALLS OF ROSEVILLE, MINN., INC.
                        (a wholly-owned subsidiary of Melville Corporation)

                          Consolidated Statements of Shareholder's Equity

                  For the nine months ended September 30, 1995 and October 1, 1994

                                            (Unaudited)

                                           (In Thousands)

                                                                                        Total
                                          Common     Contributed      Retained      Shareholder's
                                          Stock        Capital        Earnings          Equity

Balance as of December 31, 1994            $352        $152,839       $542,275         $695,466

   Net loss                                   -               -        (42,665)         (42,665)
   Dividends paid to Parent                   -               -        (32,252)         (32,252)

Balance as of September 30, 1995            352         152,839        467,358          620,549


Balance as of December 31, 1993             352         152,839        500,697          653,888

   Net income                                 -               -         31,909           31,909
   Dividends paid to Parent                   -               -        (36,192)         (36,192)

Balance as of October 1, 1994              $352        $152,839       $496,414         $649,605



See accompanying accountants' review report and notes to consolidated financial statements.


                                 MARSHALLS OF ROSEVILLE, MINN., INC.
                         (a wholly-owned subsidiary of Melville Corporation)

                                Consolidated Statements of Cash Flows

          For the three months and nine months ended September 30, 1995 and October 1, 1994

                                             (Unaudited)

                                           (In Thousands)

                                                 Three Months ended           Nine months ended
                                              September 30,   October 1,  September 30,   October 1,
                                                      1995         1994           1995         1994
Cash flows from operating activities:
  Net income (loss)                             $  (21,243)  $   11,072     $  (42,665)  $   31,909
  Adjustments to reconcile net income (loss)
    to net cash used for operating activities:
      Depreciation and amortization                 16,050       14,253         45,690       40,221
      Increase in deferred income taxes                 78           74            164          226
      Loss on disposal of assets                     2,055          722          3,119        1,469
      Changes in assets and liabilities:
        Accounts receivable                        (24,517)     (17,392)       (27,925)     (25,526)
        Inventories                               (107,496)     (93,991)      (135,946)    (223,581)
        Prepaid expenses and other current
          assets                                    (2,198)      (1,771)           (74)        (661)
        Income tax receivable                       (8,876)           -        (18,714)           -
        Deferred charges and other noncurrent
          assets                                      (801)         (56)        (1,655)      (1,054)
        Accounts payable                           106,089       (8,643)       134,157       68,000
        Accrued expenses                            10,967       12,462        (26,277)     (13,262)
        Accrued Federal income taxes                     -       (5,102)       (28,745)     (13,901)
        Other liabilities                             (216)        (380)        (1,256)        (708)

    Net cash used for operating activities         (30,108)     (88,752)      (100,127)    (136,868)

Cash flows from investing activities:
  Additions to property and equipment              (15,615)     (33,301)       (36,818)     (68,513)
  Proceeds from disposal of assets                       -            -              -       17,996
  Net cash paid in acquisition of Puerto
    Rico stores                                          -      (24,846)             -      (24,846)

    Net cash used for investing activities         (15,615)     (58,147)       (36,818)     (75,363)

Cash flows from financing activities:
  Advances from Parent and other divisions          60,883      120,455        158,914      231,719
  Increase (decrease) in book overdrafts            (2,674)      48,248          4,752       27,108
  Dividends paid to Parent                         (10,716)     (12,076)       (32,252)     (36,192)
  Principal payments on capital lease
    obligations                                       (566)        (353)        (1,698)      (1,498)

    Net cash provided by financing activities       46,927      156,274        129,716      221,137

Net increase (decrease) in cash                      1,204        9,375         (7,229)       8,906

Cash at beginning of period                         13,873        7,841         22,306        8,310

Cash at end of period                           $   15,077   $   17,216     $   15,077   $   17,216

Supplemental disclosures of cash flow
  information:
  Cash paid during the period for:
    Interest                                    $    2,501   $      591     $    5,971   $      591
    Income taxes                                $      416   $   11,413     $   31,254   $   34,926

See accompanying accountants' review report and notes to consolidated financial statements.


                MARSHALLS OF ROSEVILLE, MINN., INC.
    (a wholly-owned subsidiary of Melville Corporation)

            Notes to Consolidated Financial Statements

              September 30, 1995 and October 1, 1994

                            (Unaudited)





(1) Basis of Presentation

  The unaudited  consolidated financial statements include those of
    Marshalls of Roseville, Minn., Inc., a wholly-owned subsidiary of Melville Corporation (the "Parent") and all of its retail subsidiaries doing business as Marshalls. All intercompany balances and transactions between the consolidated entities have been eliminated.

  In the  opinion of  the  Company's  management,  these  unaudited consolidated financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position and results of operations for such periods. Results of operations for interim periods are not necessarily indicative of results that might be achieved for the entire year.

(2) Acquisition of Puerto Rico Stores

  During 1994,  the Company  acquired the  assets of  twelve retail stores located in Puerto Rico for a cash price of $24.8 million. This acquisition was accounted for using the purchase method of accounting and resulted in goodwill of $15.5 million. Results of operations are included in the consolidated financial statements of the Company from the date of acquisition. Pro forma financial results have not been presented for the effect of this transaction since the operations are not material to the consolidated financial results of the Company.